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                                                                   EXHIBIT 10.36



                                    GUARANTY


For and in consideration of all claims which Dresdner Bank Aktiengesellschaft and or any of its domestic and/or foreign offices and branches (hereinafter referred to as "Bank") now has or which it may hereafter have against Celeste 97 Vermogensverwaltungs GmbH mit Sitz in Munchen (Principal Debtor) based on the mutual business relationship (including but not limited to those arising from current accounts and bills of exchange), we hereby unconditionally and irrevocably guarantee jointly and severally with the Principal Debtor as primary obligor and not merely as surety without any time limitation the punctual payment to the Bank of the indebtedness and obligations of the Principal Debtor up to a maximum amount of

                                  DM 5.000.000
                                  ------------
                                  amount

in letters:  Deutsche Mark five million

plus accrued interest, commissions, expenses and all costs. The maximum amount stated above is increased from time to time to the extent that, upon balancing the account, interest, commissions, costs and expenses are added to the principal and the newly arrived aggregate principal exceeds the previous maximum amount of this guaranty.

Our guaranty is given in order to induce the Bank to grant to the Principal Debtor in its discretion future loans or other credits, to extend the period or other terms of existing credits, to forbear the exercise of possible rights of premature termination or changes in conditions and for other good and valid business considerations.

We hereby waive (i) promptness, diligence, presentment, demand of payment and protest; (ii) all notices (whether of non-payment, dishonor, protest or otherwise) with respect to the guaranteed obligations, (iii) notice of acceptance of this guaranty; (iv) any requirement that the Bank exhaust any right or take any action against the Principal Debtor, any other obligor in respect of the guaranteed obligations or any other person or any collateral.

This is a continuing guaranty which shall remain in effect up to its full aggregate amount until the Bank's claims are fully satisfied, even in the event
(i) of the death, bankruptcy, dissolution, winding up or any other procedure with a similar effect of the Principal Debtor of (ii) the Bank grants the Principal Debtor an extension or (iii) waives any security (including but not limited to liens or other collateral) securing its claims against the Principal Debtor, regardless whether such rights, liens or securities are already in existence or subsequently arise. Moreover, no defenses shall arise against claims based on this guaranty due to the fact that the Bank grants new credits to the Principal Debtor, delays the collection of the guaranteed claims or consents to a judicial composition.

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Our liability based on this guaranty shall not be affected by termination of our position as partner or shareholder of the Principal Debtor and shall also continue to be fully effective in case of a merger or an amalgamation of the Principal Debtor.

This guaranty shall not be affected by any circumstance affecting the obligations of the Principal Debtor to meet is liabilities or by any alteration in its statutes or by any defect in, or irregular exercises of the borrowing powers of the Principal Debtor or the invalidity of or defect in any document or security delivered to the Bank.

This guaranty shall not be affected by temporary repayment of the guaranteed obligations by the Principal Debtor as long as the credit arrangement continues and/or a current account is maintained with the Bank; payments made by the Principal Debtor shall reduce our obligations under this guaranty only to the extent the remaining claims of the Bank fall below the amount covered by this guaranty. We hereby waive the benefits of any right of set-off or counterclaim.

We will not exercise any rights which we may acquire by way of subrogation until all the obligations to the Bank shall have been paid in full. If any amount shall be paid to us in violation of the preceding sentence, such amount shall be held in trust for the benefit of the bank and shall forthwith be paid to the Bank to be credited and applied to the obligations, whether matured or unmatured.

We hereby represent and warrant that our obligation in respect of this guaranty has been duly authorized by all corporate, legislative, administrative and other governmental action, and that we have obtained all such authorizations and approvals, given such notices and made such filings and taken such other actions as may be necessary to ensure the enforceability of our obligations under this guaranty in accordance with its terms.

We will pay the Bank on demand all costs and expenses (including but not limited to attorney's fees) incurred by the Bank in connection with the enforcement of our obligations hereunder.

This guaranty shall be binding upon our heirs/successors.

Should any provision contained in this guaranty be found invalid, such invalidity shall not affect the validity of the remaining provisions of this guaranty which shall continue in full force and effect.

The place of performance and jurisdictional venue for all obligations arising from this guaranty shall be Stuttgart, Germany; the courts of this venue shall have exclusive jurisdiction for claims against the Bank. The Bank, however, shall alternatively be entitled in its discretion to assert its claims resulting from this guaranty before any other competent court.

All rights and obligations resulting from this guaranty shall be subject to the laws of the Federal Republic of Germany.



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IN WITNESS WHEREOF, the guarantor, Decora Industries, Inc., New York, a corporation organized and existing under and by virtue of the laws of the state of Delaware, has pursuant to a resolution of the board caused this instrument to be duly executed in its name, on its behalf and under its corporate seal, signed by its president and secretary, and delivered to the Bank this 29 day of September, 1997.

Frankfurt am Main                        Decora Industries, Inc., New York
-----------------------------------      -----------------------------------
place of issue                           Guarantor

                                         1 Mill Street
                                         Fort Edward, New York
                                         ---------------------------------------
                                         Address

Corporate Seal

                                         By                          , President
                                           --------------------------

                                         By                          , Secretary
                                           --------------------------

Signed and sworn before me this ________ day of ______________, 19____.



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